Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of 9F Inc. on Form F-1 of our report dated May 17, 2021, with respect to our audit of the consolidated financial statements of 9F Inc. and its subsidiaries as of and for the year ended December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 5, 2021